SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      February 9, 2004 (February 6, 2004)

                               FEDDERS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                     1-8831                22-2572390
  (State or other jurisdiction of   (Commission File No.)      (IRS Employee
        incorporation)                                        Identification
                                                                     No.)

                              505 Martinsville Road
                      Liberty Corner, New Jersey 07938-0813
          (Address of principal executive offices, including zip code)

                                 (908) 604-8686
               Registrant's telephone number, including area code



Item 5.  Other Events

         On February 6, 2004, Fedders North America, Inc. ("FNA"), a wholly owned subsidiary of Fedders Corporation ("Fedders"), commenced a cash tender offer for any and all of its outstanding 9-3/8% Senior Subordinated Notes due 2007, issued August 24, 1999 (CUSIP No. 313139AE7) and any and all of its outstanding 9-3/8% Senior Subordinated Notes due 2007, issued August 18, 1997, (CUSIP No. 313139AC1) (collectively, the "Notes"). In connection with the tender offer, FNA is also soliciting consents to the adoption of certain proposed amendments to the Notes and the related indentures governing the Notes to, among other things, eliminate covenants in each of the indentures that limit FNA's and its subsidiaries' ability to incur indebtedness, grant liens, make investments, make payments in respect of capital stock and subordinated debt, transact business with affiliates and engage in mergers, consolidations and sales of assets.

         The tender offer commenced on February 6, 2004 and will expire at 12:00 midnight, New York City time, on March 5, 2004, unless extended. The consent solicitation commenced on February 6, 2004 and will expire at 5:00 p.m., New York City time, on February 20, 2004, unless extended.

         A copy of the press release relating to the tender offer and consent solicitation is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

         Exhibit 99.1: Fedders North America, Inc. Press Release, dated February 6, 2004.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FEDDERS CORPORATION

Date:  February 9, 2004

                                By: /s/ Kent E. Hansen
                                   --------------------------------------------
                                   Name:  Kent E. Hansen
                                   Title: Executive Vice President and Secretary

Exhibit No. 99.1

           Fedders Corporation Press Release dated February 6, 2004

          FEDDERS CORPORATION ANNOUNCES DEBT TENDER OFFER AND CONSENT
        SOLICITATION BY FEDDERS NORTH AMERICA, INC. FOR ITS OUTSTANDING
       9-3/8% SENIOR SUBORDINATED NOTES DUE 2007 IN CONNECTION WITH ITS
                           PROPOSED DEBT REFINANCING

LIBERTY CORNER, New Jersey, U.S.A. - February 6, 2004 - Fedders Corporation (NYSE: FJC), a leading global manufacturer of air treatment products, including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products, today announced the commencement by its wholly-owned subsidiary, Fedders North America, Inc. ("FNA"), of a cash tender offer for any and all of FNA's outstanding 9-3/8% Senior Subordinated Notes due 2007, issued August 24, 1999 (CUSIP No. 313139AE7), and any and all of FNA's outstanding 9-3/8% Senior Subordinated Notes due 2007, issued August 18, 1997 (CUSIP No. 313139AC1) (collectively, the "Notes"). In connection with the tender offer, FNA is also soliciting consents to the adoption of certain proposed amendments to the Notes and the related indentures governing the Notes to, among other things, eliminate covenants in each of the indentures that limit FNA's and its subsidiaries' ability to incur indebtedness, grant liens, make investments, make payments in respect of capital stock and subordinated debt, transact business with affiliates and engage in mergers, consolidations and sales of assets.

The principal purpose of the offer and the consent solicitation is to acquire all Notes and obtain consents to the adoption of the proposed amendments as part of FNA's plan to refinance its indebtedness. The offer and the consent solicitation are being made in conjunction with, and are conditioned upon the consummation of, a private placement of approximately $160 million of senior subordinated notes by FNA.

The tender offer commences today and will expire at 12:00 midnight, New York City time, on March 5, 2004, unless extended. The consent solicitation commences today and will expire at 5:00 p.m., New York City time, on February 20, 2004, unless extended.

The total consideration for each $1,000 principal amount of Notes validly tendered and not properly withdrawn prior to the expiration of the consent solicitation will be comprised of (1) the tender offer consideration and (2) the consent payment. The tender offer consideration will be equal to $1,012.50 per $1,000 principal amount of Notes plus accrued and unpaid interest from the last interest payment up to, but not including, the settlement date. Subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, FNA will pay each holder who validly tenders Notes delivered with a consent on or prior to the expiration of the consent solicitation an amount in cash equal to $20.00 for each $1,000 principal amount of Notes so tendered. Holders tendering after the consent date will only be eligible to receive the tender offer consideration.

The detailed terms and conditions of the tender offer and consent solicitation are contained in the Offer to Purchase and Consent Solicitation Statement dated February 6, 2004. Holders of the Notes can obtain copies of this statement and related material from the information agent for the consent solicitation, Georgeson Shareholder, at (866) 835-2930 (toll free) or (212) 440-9800 (collect). Credit Suisse First Boston LLC ("CSFB") is acting as Dealer Manager and Solicitation Agent for the transaction. Questions regarding the solicitation can be addressed to CSFB at (800) 820-1653 (toll free) or (212) 325-3784 (collect).

Holders may withdraw their tenders and revoke their consents at any time prior to 5:00 p.m. New York City time, on February 20, 2004, but not thereafter, except as may be required by law.

Consummation of the tender offer and consent solicitation, and payment of the tender and consent consideration are subject to various conditions (as described in the offer to purchase and consent solicitation statement), including but not limited to, the holders of a majority of the aggregate principal amount of the Notes outstanding tendering their notes and delivering their consents to the proposed amendments and FNA completing a private offering of senior subordinated notes which will be used to finance the offer.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The offer will be made solely by, and subject to the terms and conditions set forth in, the Offer to Purchase and Consent Solicitation Statement dated February 6, 2004, and the related Consent and Letter of Transmittal.

None of Fedders Corporation, FNA, CSFB or the Information Agent makes any recommendations as to whether or not holders should sell their Notes pursuant to the tender offer or consent to the proposed amendments to the Notes and the related indentures, and no one has been authorized by any of them to make such a recommendations. Holders must make their own decisions as to whether to consent to the proposed amendments to the Notes and the related indentures and to sell Notes, and, if so, the principal amount of Notes to sell.

The new notes offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This news release may include forward-looking statements that are covered under the "Safe-Harbor" clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results could differ materially from those currently anticipated as a result of known and unknown risks and uncertainties including, but not limited to, weather and economic, political, market and industry conditions and reliance on key customers. Such factors are described in Fedders Corporation's SEC filings, including its most recently filed annual report on Form 10-K. The company disclaims any obligation to update any forward-looking statements to incorporate developments occurring after release of this announcement.